Exhibit 99

UTC REPORTS FOURTH QUARTER AND FULL YEAR EPS OF $1.04 AND $5.35; REAFFIRMS 2013 EPS OUTLOOK OF $5.85 TO $6.15

HARTFORD, Conn., January 23, 2013 – United Technologies Corp. (NYSE:UTX) today reported full year 2012 earnings per share of $5.35 and net income attributable to common shareowners of $4.8 billion, both essentially flat versus prior year. The acquisition of Goodrich Corporation was $0.06 dilutive to EPS. Sales of $57.7 billion were 4 percent above prior year including net acquisitions (6 points) and adverse foreign currency translation (2 points). For the year, organic sales were flat and segment operating margin was 14.0 percent. Adjusted for restructuring and one-time items, segment operating margin of 14.8 percent was 60 basis points lower than prior year, including dilution from the acquisition of Goodrich Corporation. Cash flow from operations of $6.6 billion, less capital expenditures of $1.4 billion, exceeded net income attributable to common shareowners.

“2012 was a transformational year for United Technologies with the successful completion of the Goodrich and IAE transactions, and the divestiture of several non-core assets,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “We reshaped our portfolio to focus on our core markets. We also invested $2.4 billion in developing game changing technologies and nearly $600 million on restructuring our operations to address a challenging economic environment.”

Fourth quarter 2012 earnings per share of $1.04 were down 27 percent from the year ago quarter. Results for the quarter included $0.25 per share of restructuring and one-time charges. The prior year quarter included $0.01 of net favorable one-time items in excess of restructuring charges. Before these items, earnings per share decreased $0.12 or 9 percent year over year. In addition, results included a $0.12 charge recorded at Sikorsky related to the Canadian Maritime Helicopter program. Foreign currency translation and hedges at Pratt & Whitney Canada had an adverse impact of $0.02 in the quarter.

Sales of $16.4 billion for the quarter were 14 percent above prior year. Net acquisitions provided 15 points of growth. Organic sales were flat and foreign currency translation had an adverse impact of 1 point. Fourth quarter segment operating margin was 11.4 percent. Adjusted for restructuring costs and net one-time items, segment operating margin of 13.3 percent was 200 basis points lower than prior year, primarily due to the impact of the acquisition of Goodrich Corporation and the Canadian Maritime Helicopter program charge at Sikorsky. Cash flow from operations of $2.0 billion less capital expenditures of $641 million exceeded net income attributable to common shareowners of $945 million.

“We closed the year better than we had anticipated,” said Chênevert. “Cash generation was strong both in the quarter and for the full year, and we delivered on our commitment to pay down approximately one-third of the Goodrich acquisition debt.”

New equipment orders at Otis were up 12 percent over the year ago fourth quarter including adverse foreign exchange of 1 point, driven by strong order growth in China. North American Residential HVAC new equipment orders at UTC Climate, Controls & Security grew 20 percent. Large commercial engine spares orders were up 46 percent at Pratt & Whitney including the impact from the incremental International Aero Engines share. Organically, commercial spares orders were down 8 percent at Pratt & Whitney and down 4 percent at UTC Aerospace Systems.

“With broad based improvement in our order trends, and a continued focus on integration and execution, we remain confident in our ability to deliver 2013 earnings per share of $5.85 to $6.15,” Chênevert added. “We continue to expect sales between $64 and $65 billion and cash flow from operations less capital expenditures to equal or exceed net income attributable to common shareowners in 2013.”

United Technologies Corp., based in Hartford, Connecticut, is a diversified company providing high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com.

All financial results and projections reflect continuing operations unless otherwise noted. The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

This release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,”

“confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, financing plans, charges, expenditures, anticipated benefits of acquisitions and divestitures, results of operations, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of indebtedness and capital and research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial difficulties of commercial airlines; the impact of weather conditions and natural disasters; the financial condition of our customers and suppliers; delays and disruption in delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; the scope, nature, timing or impact of acquisitions, dispositions, joint ventures and other business arrangements, including integration of acquired businesses; the timing and amount of gains, losses, impairments and charges related to anticipated dispositions; the timing and impact of anticipated debt reduction following the Goodrich acquisition; the development and production of new products and services; the anticipated benefits of diversification and balance of operations across product lines, regions and industries; the impact of the negotiation of collective bargaining agreements and labor disputes; the outcome of legal proceedings and other contingencies; future availability of credit; pension plan assumptions and future contributions; and the effect of changes in tax, environmental and other laws and regulations and political conditions in countries in which we operate and other factors beyond our control. The completion of the proposed divestitures of businesses is subject to uncertainties, including the ability to secure disposition agreements and regulatory approvals on acceptable terms; and satisfaction of other customary conditions. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statements after we distribute this release. For additional information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC’s Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC’s Forms 10-K and 10-Q.

UTC-IR

# # #

United Technologies Corporation

Condensed Consolidated Statement of Comprehensive Income

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
(Millions, except per share amounts)	2012	2011	2012	2011
Net sales	$16,443	$14,377	$57,708	$55,754
Costs and Expenses:
Cost of products and services sold	12,286	10,411	42,153	40,369
Research and development	712	524	2,371	1,951
Selling, general and administrative	1,795	1,623	6,452	6,161

Total Costs and Expenses	14,793	12,558	50,976	48,481
Other income, net	101	26	952	573

Operating profit	1,751	1,845	7,684	7,846
Interest expense, net	260	67	773	496

Income from continuing operations before income taxes	1,491	1,778	6,911	7,350
Income tax expense	454	403	1,711	2,134

Income from continuing operations	1,037	1,375	5,200	5,216

Discontinued operations:
Income from operations	53	54	171	255
Gain on disposal	2,058	—	861	—
Income tax expense	(998)	(7)	(742)	(97)

Net income from discontinued operations	1,113	47	290	158

Net income	2,150	1,422	5,490	5,374
Less: Noncontrolling interest in subsidiaries’ earnings	93	97	360	395

Net income attributable to common shareowners	$2,057	$1,325	$5,130	$4,979

Comprehensive income (loss)	$1,369	$(318)	$5,540	$3,650
Less: Comprehensive income attributable to noncontrolling interests	97	81	368	392

Comprehensive income (loss) attributable to common shareowners	$1,272	$(399)	$5,172	$3,258

Net income attributable to common shareowners:
From continuing operations	$945	$1,280	$4,847	$4,831
From discontinued operations	1,112	45	283	148
Earnings Per Share of Common Stock – Basic:
From continuing operations	$1.05	$1.44	$5.41	$5.41
From discontinued operations	1.24	0.05	0.32	0.17
Earnings Per Share of Common Stock – Diluted:
From continuing operations	$1.04	$1.42	$5.35	$5.33
From discontinued operations	1.22	0.05	0.31	0.16

As described on the following pages, consolidated results for the quarters and years ended December 31, 2012 and 2011 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Segment Net Sales and Operating Profit

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
(Millions)	2012	2011	2012	2011
Net Sales
Otis	$3,205	$3,211	$12,056	$12,437
UTC Climate, Controls & Security	4,147	4,410	17,090	18,864
Pratt & Whitney	3,891	3,481	13,964	12,711
UTC Aerospace Systems	3,174	1,264	8,334	4,760
Sikorsky	2,176	2,110	6,791	7,355

Segment Sales	16,593	14,476	58,235	56,127
Eliminations and other	(150)	(99)	(527)	(373)

Consolidated Net Sales	$16,443	$14,377	$57,708	$55,754

Operating Profit
Otis	$644	$711	$2,512	$2,815
UTC Climate, Controls & Security	460	461	2,425	2,212
Pratt & Whitney	364	519	1,589	1,867
UTC Aerospace Systems	264	198	944	759
Sikorsky	160	207	712	840

Segment Operating Profit	1,892	2,096	8,182	8,493
Eliminations and other	(18)	(127)	(72)	(228)
General corporate expenses	(123)	(124)	(426)	(419)

Consolidated Operating Profit	$1,751	$1,845	$7,684	$7,846

Segment Operating Profit Margin
Otis	20.1%	22.1%	20.8%	22.6%
UTC Climate, Controls & Security	11.1%	10.5%	14.2%	11.7%
Pratt & Whitney	9.4%	14.9%	11.4%	14.7%
UTC Aerospace Systems	8.3%	15.7%	11.3%	15.9%
Sikorsky	7.4%	9.8%	10.5%	11.4%

Segment Operating Profit Margin	11.4%	14.5%	14.0%	15.1%

As described on the following pages, consolidated results for the quarters and years ended December 31, 2012 and 2011 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation

Restructuring Costs and Non-Recurring Items Included in Results of Continuing Operations

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
In Millions – Income (Expense)	2012	2011	2012	2011
Restructuring Costs included in Operating Profit:
Otis	$(59)	$(26)	$(164)	$(73)
UTC Climate, Controls & Security	(45)	(61)	(143)	(126)
Pratt & Whitney	(39)	(18)	(96)	(52)
UTC Aerospace Systems	(75)	(6)	(115)	(11)
Sikorsky	(35)	(37)	(53)	(53)
Eliminations and other	(5)	—	(19)	—

	(258)	(148)	(590)	(315)

Non-Recurring Gains (Losses) included in Operating Profit:
UTC Climate, Controls & Security	(65)	35	157	43
Pratt & Whitney	—	—	—	41
Sikorsky	—	—	—	73
Eliminations and other	—	(45)	24	(45)

	(65)	(10)	181	112

Total impact on Consolidated Operating Profit	(323)	(158)	(409)	(203)

Non-Recurring items included in Interest Expense, Net	—	89	40	89
Tax effect of restructuring and non-recurring items above	92	17	122	15
Non-Recurring items included in Income Tax Expense	—	63	237	80

Impact on Net Income from Continuing Operations Attributable to Common Shareowners	$(231)	$11	$(10)	$(19)

Impact on Diluted Earnings Per Share from Continuing Operations	$(0.25)	$0.01	$(0.01)	$(0.02)

Details of the non-recurring items for the quarters and years ended December 31, 2012 and 2011 above are as follows:

Quarter Ended December 31, 2012

UTC Climate, Controls & Security: Approximately $65 million net charge from UTC Climate, Controls & Security’s ongoing portfolio transformation. This net charge includes approximately $24 million of pension settlement charges related to the sale of a controlling interest in its Canadian distribution business and $39 million of impairment charges related to the planned disposition of certain fire and security businesses.

Discontinued Operations: Approximately $2,103 million gain ($1,050 million net of tax) on the sale of the legacy Hamilton Sundstrand’s Industrial businesses.

Quarter Ended September 30, 2012

Eliminations and other: Approximately $34 million non-cash gain recognized on the remeasurement to fair value of our previously held shares of Goodrich Corporation stock resulting from our acquisition of the company.

Interest Expense, Net: Approximately $25 million of favorable pre-tax interest adjustments related to the resolution of disputes with the Appeals Division of the IRS for the Company’s 2004 – 2005 tax years.

Income Tax Expense: Approximately $34 million of favorable income tax adjustments related to the resolution of disputes with the Appeals Division of the IRS for the Company’s 2004 – 2005 tax years.

Discontinued Operations: Approximately $127 million of favorable income tax adjustments related to the reversal of a portion of the deferred tax liability initially recorded during the quarter ended March 31, 2012 on the existing difference between the expected accounting versus tax gain on the planned disposition of legacy Hamilton Sundstrand’s Industrial businesses. As a result of the structure of the transaction that was finalized in July 2012, a portion of the deferred tax liability cannot be recorded until the sale is finalized.

Quarter Ended June 30, 2012

UTC Climate, Controls & Security: Approximately $110 million net gain from UTC Climate, Controls & Security’s ongoing portfolio transformation. This net gain includes approximately $142 million from the sale of a controlling interest in its Canadian distribution business, partially offset by a $32 million loss on the disposition of its U.S. fire and security branch operations.

Discontinued Operations:

•	Approximately $179 million pre-tax impairment charge related to inventory, fixed assets and goodwill, as a result of the decision to dispose of the UTC Power business.

•	Approximately $91 million reserve for potential remediation costs associated with certain components of wind turbines previously installed by our Clipper business.

Quarter Ended March 31, 2012

UTC Climate, Controls & Security: Approximately $112 million net gain from UTC Climate, Controls & Security’s ongoing portfolio transformation. This net gain includes approximately $215 million from the sale of a controlling interest in a manufacturing and distribution joint venture in Asia, partially offset by $103 million of impairment charges related to planned business dispositions.

Eliminations and other: An additional $10 million of reserves were established for the export licensing compliance matters recorded in the fourth quarter 2011.

Interest Expense, Net: Approximately $15 million of favorable pre-tax interest adjustments related to the conclusion of the IRS’s examination of the Company’s 2006 – 2008 tax years.

Income Tax Expense: Approximately $203 million of favorable income tax adjustments related to the conclusion of the IRS’s examination of the Company’s 2006 – 2008 tax years.

Discontinued Operations:

•	Approximately $360 million and $590 million of pre-tax goodwill impairment charges ($220 million and $410 million after tax) related to Rocketdyne and Clipper, respectively.

•

Approximately $235 million of unfavorable income tax adjustments related to the recognition of a deferred tax liability on the existing difference between the expected accounting versus tax gain on the planned disposition of legacy Hamilton Sundstrand’s Industrial businesses.

Quarter Ended December 31, 2011

UTC Climate, Controls & Security:

•

Approximately $81 million net gain resulting from Carrier’s ongoing portfolio transformation primarily as a result of the contribution of Carrier’s heating, air-conditioning, and ventilation operations in Brazil, Argentina, and Chile into a new venture controlled by Midea Group of China.

•	Approximately $46 million other-than-temporary impairment charge on an equity investment.

Eliminations and other: Approximately $45 million of reserves were established for legal matters.

Interest Expense, Net: Approximately $89 million of favorable pre-tax interest adjustments related to the settlement of U.S. federal income tax refund claims for years prior to 2004.

Income Tax Expense: Approximately $63 million of favorable income tax adjustments related to the settlement of U.S. federal income tax refund claims for years prior to 2004.

Quarter Ended September 30, 2011

UTC Climate, Controls & Security:

•	Approximately $28 million net gain resulting from dispositions associated with UTC Climate, Controls & Security’s ongoing portfolio transformation.

•	Approximately $20 million other-than-temporary impairment charge on an equity investment.

Pratt & Whitney: Approximately $41 million gain recognized from the sale of an equity investment.

Income Tax Expense: Favorable tax benefit of approximately $17 million as a result of a U.K. tax rate reduction enacted in July 2011.

Quarter Ended June 30, 2011

Sikorsky: Approximately $73 million gain recognized from the contribution of a business into a new venture in the United Arab Emirates.

The following page provides segment net sales, operating profits and operating profit margins as adjusted for the aforementioned restructuring costs and non-recurring items. Management believes these adjusted results more accurately portray the ongoing operational performance and fundamentals of the underlying businesses. The amount and timing of restructuring costs and non-recurring activity can vary substantially from period to period with no assurances of comparable activity or amounts being incurred in future periods. These amounts have therefore been adjusted out in the following schedule in order to provide a more representative comparison of current year operating performance to prior year performance.

United Technologies Corporation

Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous pages)

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
(Millions)	2012	2011	2012	2011
Net Sales
Otis	$3,205	$3,211	$12,056	$12,437
UTC Climate, Controls & Security	4,147	4,410	17,090	18,864
Pratt & Whitney	3,891	3,481	13,964	12,711
UTC Aerospace Systems	3,174	1,264	8,334	4,760
Sikorsky	2,176	2,110	6,791	7,355

Segment Sales	16,593	14,476	58,235	56,127
Eliminations and other	(150)	(99)	(527)	(373)

Consolidated Net Sales	$16,443	$14,377	$57,708	$55,754

Adjusted Operating Profit
Otis	$703	$737	$2,676	$2,888
UTC Climate, Controls & Security	570	487	2,411	2,295
Pratt & Whitney	403	537	1,685	1,878
UTC Aerospace Systems	339	204	1,059	770
Sikorsky	195	244	765	820

Adjusted Segment Operating Profit	2,210	2,209	8,596	8,651
Eliminations and other	(13)	(82)	(77)	(183)
General corporate expenses	(123)	(124)	(426)	(419)

Adjusted Consolidated Operating Profit	$2,074	$2,003	$8,093	$8,049

Adjusted Segment Operating Profit Margin
Otis	21.9%	23.0%	22.2%	23.2%
UTC Climate, Controls & Security	13.7%	11.0%	14.1%	12.2%
Pratt & Whitney	10.4%	15.4%	12.1%	14.8%
UTC Aerospace Systems	10.7%	16.1%	12.7%	16.2%
Sikorsky	9.0%	11.6%	11.3%	11.1%

Adjusted Segment Operating Profit Margin	13.3%	15.3%	14.8%	15.4%

United Technologies Corporation

Condensed Consolidated Balance Sheet

(Millions)	December 31, 2012 (Unaudited)	December 31, 2011 (Unaudited)
Assets
Cash and cash equivalents	$4,819	$5,960
Accounts receivable, net	11,099	9,546
Inventories and contracts in progress, net	9,537	7,797
Assets held for sale	1,071	—
Other assets, current	3,084	2,455

Total Current Assets	29,610	25,758
Fixed assets, net	8,518	6,201
Goodwill	27,801	17,943
Intangible assets, net	15,189	3,918
Other assets	8,291	7,632

Total Assets	$89,409	$61,452

Liabilities and Equity
Short-term debt	$1,624	$759
Accounts payable	6,431	5,570
Accrued liabilities	15,310	12,287
Liabilities held for sale	421	—

Total Current Liabilities	23,786	18,616
Long-term debt	21,597	9,501
Other long-term liabilities	16,719	10,157

Total Liabilities	62,102	38,274

Redeemable noncontrolling interest	238	358

Shareowners’ Equity:
Common Stock	13,837	13,293
Treasury Stock	(19,251)	(19,410)
Retained earnings	36,776	33,487
Accumulated other comprehensive loss	(5,448)	(5,490)

Total Shareowners’ Equity	25,914	21,880
Noncontrolling interest	1,155	940

Total Equity	27,069	22,820

Total Liabilities and Equity	$89,409	$61,452

Debt Ratios:
Debt to total capitalization	46%	31%
Net debt to net capitalization	40%	16%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
(Millions)	2012	2011	2012	2011
Operating Activities of Continuing Operations:
Income from continuing operations	$1,037	$1,375	$5,200	$5,216
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	477	301	1,524	1,263
Deferred income tax provision (benefit)	91	(3)	120	334
Stock compensation cost	60	42	210	221
Change in working capital	252	261	103	(291)
Global pension contributions *	(197)	(305)	(430)	(551)
Other operating activities, net	234	239	(122)	268

Net cash flows provided by operating activities of continuing operations	1,954	1,910	6,605	6,460

Investing Activities of Continuing Operations:
Capital expenditures	(641)	(359)	(1,389)	(929)
Acquisitions and dispositions of businesses, net	45	(16)	(15,601)	137
Increase in collaboration intangible assets	(149)	—	(1,543)	—
Other investing activities, net	(55)	(9)	(262)	120

Net cash flows used in investing activities of continuing operations	(800)	(384)	(18,795)	(672)

Financing Activities of Continuing Operations:
(Repayment) issuance of long-term debt, net	(741)	(507)	10,057	(557)
(Decrease) increase in short-term borrowings, net	(4,723)	(568)	(214)	562
Dividends paid on Common Stock	(464)	(410)	(1,752)	(1,602)
Repurchase of Common Stock	—	—	—	(2,175)
Other financing activities, net	(37)	(108)	(70)	(211)

Net cash flows (used in) provided by financing activities of continuing operations	(5,965)	(1,593)	8,021	(3,983)

Discontinued Operations:
Net cash provided by operating activities	19	102	41	130
Net cash provided by (used in) investing activities	3,326	(25)	2,974	(35)
Net cash used in financing activities	—	(2)	—	(22)

Net cash flows provided by discontinued operations	3,345	75	3,015	73

Effect of foreign exchange rate changes on cash and cash equivalents	5	(14)	30	(1)

Net (decrease) increase in cash and cash equivalents	(1,461)	(6)	(1,124)	1,877
Cash and cash equivalents, beginning of period	6,297	5,966	5,960	4,083

Cash and cash equivalents, end of period	4,836	5,960	4,836	5,960
Less: Cash and cash equivalents of assets held for sale	(17)	—	(17)	—
Cash and cash equivalents of continuing operations, end of period	$4,819	$5,960	$4,819	$5,960

*	Non-cash activities include contributions of UTC common stock to domestic defined benefit pension plans of $450 million during the third quarter of 2011.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Free Cash Flow Reconciliation

	Quarter Ended December 31, (Unaudited)
(Millions)	2012		2011
Net income attributable to common shareowners from continuing operations	$945		$1,280

Net cash flows provided by operating activities of continuing operations	$1,954		$1,910

Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		207%		149%

Capital expenditures	(641)		(359)

Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(68)%		(28)%

Free cash flow from continuing operations	$1,313		$1,551

Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		139%		121%

	Year Ended December 31, (Unaudited)
(Millions)	2012		2011
Net income attributable to common shareowners from continuing operations	$4,847		$4,831

Net cash flows provided by operating activities of continuing operations	$6,605		$6,460

Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		136%		134%

Capital expenditures	(1,389)		(929)

Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(29)%		(19)%

Free cash flow from continuing operations	$5,216		$5,531

Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		108%		114%

United Technologies Corporation

Notes to Condensed Consolidated Financial Statements

(1)	Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)	Organic sales growth represents the total reported increase within the Corporation’s ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)	Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC’s common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.

(4)	Prior period amounts reported within these Condensed Consolidated Financial Statements have been revised for:

•	The combination of the financial results of the former Carrier and UTC Fire & Security segments into a new segment called UTC Climate, Controls & Security; and

•	Discontinued operations related to actual and planned divestiture of a number of non-core businesses.